SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549




                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d)
                      of The Securities Act of 1934


Date of Report (Date of earliest event reported):

October 27, 1997



                        CHELMSFORD CAPITAL, LTD.
(Exact name of registrant as specified in its charter)



COLORADO                            0-25818        84-1293163
(State or other jurisdiction        Commission     (I.R.S. Employer
of incorporation or                 Number         Identification No.)
organization)


1055 E. Tropicana Avenue, Suite 700
Las Vegas, Nevada  89119

Address of principal executive offices

Registrant's telephone number: (702)436-1000

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a) On October 27, 1997, Alan J. Setlin acquired control of the registrant by purchasing all of the common shares previously owned by Capital Twain, Inc., a Nevada corporation. in the transaction, Mr.
Setlin acquired 1,189,500 shares of common stock, representing approximately 86.86% of the issued and outstanding stock. He subsequently transferred 269,500 shares on a gratuitous basis to certain family members and business associates. Mr. Setlin retained direct ownership of 920,000 shares, and may be deemed to be the beneficial owner of an additional 60,000 shares owned by his spouse. Thus, Mr.
Setlin has direct or indirect beneficial ownership of 980,000 shares, representing approximately 71.56% of the issued and outstanding stock of the registrant. The transaction also involved the transfer of 2,695,000 Class A Warrants and 1,347,500 Class B Warrants previously owned by
Capital Twain, Inc., representing approximately 98.39% of each class of warrants.

The purchase price for the shares was $75,000.00 and was paid by execution of two promissory notes in the amount of $37,500 each. One of such notes is payable to Capital Twain, Inc., and the other is payable to Brownstone Holdings, LLC, a California limited liability company, in consideration of its release and waiver of any claim it may otherwise have had against Capital Twain, Inc., for an interest in the shares. The notes are due and payable upon the first to occur of (i) completion of a contemplated stock acquisition transaction between the registrant and Futurenet Online, Inc., pursuant to which the registrant acquires not less than eighty percent (80%) of the issued and outstanding capital stock of Futurenet Online International, Inc.; or (ii) December 31, 1997.

The purchase was completed pursuant to the terms of a Stock Purchase Agreement dated October 27, 1997, between Donald Saunders and Alan
J. Setlin, as Buyer, and Capital Twain, Inc., as Seller. Mr. Saunders was a named party to the transaction because he agreed to serve as co-signer of the two promissory notes, but he did not acquire any portion of the shares which were purchased. Brownstone Holdings, LLC, was a named party to the Stock Purchase Agreement for purposes of waiving any claim it may otherwise have had against Capital Twain, Inc., for an interest in the shares.

In conjunction with the change in control of the registrant, the existing directors of the registrant resigned, and the following persons were selected as directors, to fill the remaining unexpired terms of their predecessors:

Name                                Position
Frederick Neebling                  Chairman
Michael L. Abrams                   Director
Thomas K. Russell                   Director

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit (2) - Stock Purchase Agreement


SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CHELMSFORD CAPITAL, LTD.
(Registrant)


November 11, 1997
(Date)

/s/ Frederick Neebling, President
(Signature)

EXHIBIT 2 -  AGREEMENT FOR PURCHASE AND SALE OF
STOCK


       THIS AGREEMENT, made and entered into this 27th day of October, 1997, by and between Capital Twain, Inc., a Nevada corporation, hereinafter referred to as "Seller," Brownstone Holdings, LLC, a California limited liability company, hereinafter referred to as "Brownstone," and Donald Saunders and Alan J. Setlin, hereinafter collectively referred to as "Buyer."

                               WITNESSETH:

       WHEREAS, on or about November 6, 1996, Seller acquired 1,189,500 shares of the issued and outstanding common stock, 2,695,000 of the issued and outstanding Class A Warrants, and 1,347,500 of the issued and outstanding Class B Warrants of Chelmsford Capital Corporation, a Colorado corporation, (hereinafter referred to as the "Corporation") pursuant to the terms of a Stock Purchase Agreement; and

       WHEREAS, Brownstone advanced the sum of $37,500.00 to Seller which was used by Seller in conjunction with acquisition of the Shares and Warrants; and

       WHEREAS, Seller desires to sell all of the Shares and Warrants of the Corporation to Buyer free and clear of any claim or interest of Brownstone in the Shares and Warrants, and Buyer desires to purchase all of the Shares and Warrants from Seller and to compensate
Brownstone for any claim or interest it may have in such Shares and Warrants in accordance with the terms and conditions of this Agreement.

       NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

       1.     Sale of Shares and Warrants.         Seller hereby sells and
the Buyer hereby purchases all of the Shares and Warrants of the Corporation for a purchase price of $37,500.00 payable in the manner specified herein. Simultaneously with the execution of this Agreement, Seller shall deliver to Buyer certificates representing such Shares and Warrants together with a properly executed stock power.

       2.     Payment of Purchase Price.    The purchase price for the
Shares and Warrants shall be payable through execution by Buyer of a promissory note in the form attached hereto as Exhibit A in the principal amount of $37,500.00. Such promissory note shall be due and payable in full on the earlier of (i) the date of closing of the contemplated stock acquisition transaction between the Corporation and Futurenet Online, Inc., pursuant to which the Corporation acquires not less than eighty percent (80%) of the issued and outstanding capital stock of Futurenet Online International, Inc.; or (ii) December 31, 1997.

       3.     Consent by Brownstone to Sale and Purchase.
Brownstone hereby consents to the sale of the Shares and Warrants by Seller in accordance with the terms of this Agreement, and hereby waives any claim or interest it may otherwise have in the Shares and Warrants. The consideration payable to Brownstone for its waiver of any claim or interest in the Shares and Warrants shall be execution by Buyer of a promissory note in the form attached hereto as Exhibit A in the principal amount of $37,500.00. Such promissory note shall be due and payable in full on the earlier of (i) the date of closing of the contemplated stock acquisition transaction between the Corporation and Futurenet Online, Inc., pursuant to which the Corporation acquires not less than eighty percent (80%) of the issued and outstanding capital stock of Futurenet Online International, Inc.; or (ii) December 31, 1997.

       4.     Representations and Warranties of Seller.   Seller makes
the following representations and warranties, each of which is being relied upon by Buyer.

              a. Seller has full power and authority to enter into this Agreement, and the unqualified right to sell, assign, and deliver the Shares and Warrants. No consent, approval, authorization, order, registration, qualification or filing of or with any court or regulatory authority or any other governmental body is required for the consummation by Seller of the transaction contemplated by this Agreement. The Shares and Warrants have not been pledged or hypothecated, nor has a security interest been created in them, and upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

              b. The execution and delivery of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation or default under any term or provision of the Articles of Incorporation or Bylaws of the Seller or of the Corporation, or a violation or default under any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Seller or the Corporation is a party, or by which the Seller or the Corporation is bound.

              c. To the best knowledge of Seller, the Corporation is current in the filing of its periodical reports under the Securities Exchange Act of 1934.

       5.     Representations and Warranties of Buyer.    Buyer makes
the following representations and warranties, each of which is being relied upon by Seller and by Brownstone.

              a. There is no litigation, proceeding or investigation pending or threatened against Buyer which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Buyer has no knowledge of any grounds upon which any such litigation, arbitration, proceeding or investigation could be based.

              b. Buyer is relying upon its own investigation and knowledge of the business and operations of the Corporation in electing to purchase the Shares and Warrants of the Corporation, has had such access to the books, records, and other information relating to the business and operation of the Corporation that it is able to make a fully informed decision regarding the merits and risks of purchase of the Shares and Warrants of the Corporation, and is not relying upon the representations and warranties of the Seller or of Brownstone for such purpose.

       6.     Liabilities; Indemnification by Buyer.      The parties
hereby agree that to the best of their knowledge the Corporation has no outstanding liabilities as of the date of this Agreement. Notwithstanding the foregoing, however, to the extent that such liabilities exist, they shall continue to be obligations of the Corporation after completion of the purchase and sale of Shares and Warrants specified herein, and Buyer hereby agrees to indemnify and hold Seller and Brownstone harmless from liability for any unknown debts and obligations which may be outstanding as of the date hereof.

       7. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the Closing.

       8. Notices. All notices, letters, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered in person or deposited in the United States mail (registered or certified, return receipt requested) or otherwise actually delivered:

a.     If to Seller:

Capital Twain, Inc.
1055 E. Tropicana Avenue, Suite 700
Las Vegas, Nevada 89119
ATTN: John Baldwin

b.     If to Buyer:

Donald Saunders
Alan J. Setlin
c/o Futurenet Online, Inc.
28460 Avenue Stanford
Valencia, CA 91355

c.     If to Brownstone:

Brownstone Holdings, LLC
1888 Century Park East, Suite 1015
Los Angeles, CA 90067
ATTN: Gerald Wiener

       9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

       10. Entirety. This Agreement shall be deemed to constitute the entire agreement of the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. The representations, warranties, covenants and agreements between the parties shall be as set forth herein, and neither party shall be bound by any prior, contemporaneous or subsequent statement, condition, representation or understanding unless the same is set forth in a written amendment attached hereto.

       11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

       12. Securities Disclosure by Buyer. Buyer acknowledges and understands that the Shares and Warrants purchased hereunder have not been registered under the Securities Act of 1933, as amended, and may not be resold without compliance with that Act. Buyer further acknowledges that there is no present public market for the Shares or Warrants. Buyer has been given access to all information concerning the business of the Corporation and has been given the opportunity to ask questions of and receive information from Seller and Brownstone, to its satisfaction. Buyer understands the substantial risks involved in purchasing the Shares and the Warrants and has made an informed judgment to buy the Shares and Warrants.

       13.    Securities Disclosure by Seller and Brownstone.     Seller
and Brownstone acknowledge and understand that the Corporation is a reporting company under the Securities Exchange Act of 1934, and as such, that it is a "public shell." Seller and Brownstone further acknowledge that it is the intention of Buyer, as soon as reasonably possible following execution of this Agreement, to cause the Corporation to engage in a stock acquisition transaction pursuant to which it acquires not less than eighty percent (80%) of the issued and outstanding stock of Futurenet Online International, Inc., and thereafter to take such steps as may be necessary or appropriate to establish a public trading market in the common stock of the Corporation. Notwithstanding the foregoing, Seller and Brownstone acknowledge that following the execution of this Agreement and completion of Closing hereunder, they shall have no interest in the Shares or Warrants except as specified herein, and they shall have no claim against the Buyer or against the Corporation for or on account of any increase in market value of the Shares and/or
Warrants resulting from the activities of the Corporation, including, but not limited to, completion of an acquisition transaction and/or creation of a public trading market in the securities of the Corporation.

       14. Resignation of Officers and Directors. Upon execution of this Agreement and completion of Closing hereunder, Seller shall take such steps as may be reasonably necessary or appropriate to cause the existing officers and directors of the Corporation to resign, and in conjunction therewith, to cause the existing directors to appoint one or more successors to serve as directors of the Corporation.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


BUYER:

/s/
Donald Saunders

/s/
Alan Setlin

SELLER:

CAPITAL TWAIN, INC.,
Nevada corporation

/s/ Edward Delorme, President

Acknowledged and Approved:
BROWNSTONE HOLDINGS, LLC, a
California limited liability company

By:/s/ Gerald Wiener
       Managing Member